                                                                   Exhibit 99.13


               EIGHTH AMENDMENT TO PLEDGE AND SECURITY AGREEMENT
                                 [LAKE TRAVIS]

     This EIGHTH AMENDMENT TO PLEDGE AND SECURITY AGREEMENT [LAKE TRAVIS] (this "Amendment") is made and entered into as of the 31st day of December, 1998, by and between PRIME GROUP II, L.P., an Illinois limited partnership ("Pledgor"), and KEMPER INVESTORS LIFE INSURANCE COMPANY, an Illinois insurance corporation ("Pledgee").

                             W I T N E S S E T H :

     WHEREAS, Pledgor and Pledgee entered into that certain Pledge and Security Agreement [Lake Travis], dated as of March 22, 1994 (the "Original Pledge Agreement"), pursuant to which Pledgor pledged to Pledgee 690,276 Common Units in Prime Retail, L.P., a Delaware limited partnership, to secure Pledgor's obligations under the Guaranty; and

     WHEREAS, the Original Pledge Agreement was amended (i) by that certain First Amendment to Pledge and Security Agreement [Lake Travis], dated as of August 31, 1994 (the "First Amendment"), between Pledgor and Pledgee; (ii) by that certain Second Amendment to Pledge and Security Agreement [Lake Travis], dated as of June 12, 1995 (the "Second Amendment"), between Pledgor and Pledgee;
(iii) by that certain Third Amendment to Pledge and Security Agreement [Lake Travis], dated as of February 19, 1997 (the "Third Amendment"), between Pledgor and Pledgee; (iv) by that certain Fourth Amendment to Pledge and Security Agreement [Lake Travis], dated as of April 9, 1997 (the "Fourth Amendment"), between Pledgor and Pledgee; (v) by that certain Fifth Amendment to Pledge and Security Agreement [Lake Travis] dated as of April 7, 1998 (the "Fifth Amendment"), between Pledgor and Pledgee; (vi) by the certain Sixth Amendment to Pledge and Security Agreement [Lake Travis] dated as of June 15, 1998 (the "Sixth Amendment"), between Pledgor and Pledgee; and (viii) by that certain Seventh Amendment to Pledge and Security Agreement [Lake Travis] dated as of September 30, 1998 (the "Seventh Amendment"), between Pledgor and Pledgee (the Original Pledge Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and Seventh Amendment, is herein referred to as the "Pledge Agreement"); and

     WHEREAS, pursuant to the Second Amendment, the number of Common Units pledged by Pledgor to Pledgee was increased from 690,276 to 785,852; and

     WHEREAS, pursuant to the Third Amendment, and in accordance with
Section 4.16 (b) of the Pledge Agreement, Pledgee released 40,227 Common Units pledged by Pledgor to Pledgee; and

     WHEREAS, pursuant to the Fourth Amendment Pledgor pledged to Pledgee an additional 100,000 Common Units to secure Pledgor's obligations under the Guaranty; and

     WHEREAS, pursuant to the Fifth Amendment Pledgee released from the Pledge Agreement 106,292 Common Units and, following such release, 739,333 Common Units were pledged by Pledgor to Pledgee; and

     WHEREAS, pursuant to the Sixth Amendment Pledgor and Pledgee agreed to certain amendments to the Pledge Agreement, and Pledgor confirmed its pledge and grant of a security interest in 739,333 Common Units, giving effect to certain "Merger Transactions" described therein; and

     WHEREAS, pursuant to the Seventh Amendment Pledgor pledged to Pledgee an additional 145,208 Common Units to secure Pledgor's obligations under the Guaranty; and

     WHEREAS, pursuant to Section 4.16(a) of the Pledge Agreement Pledgor is required to pledge to Pledgee additional Common Units and/or other collateral acceptable to Pledgee as hereinafter provided.

     WHEREAS, Pledgor has requested that Pledgee accept as other collateral shares of common stock, par value $.01 per share, of Brookdale Living Communities, Inc., a Delaware corporation and Pledgee has agreed to accept such collateral to satisfy Pledgor's current obligations, subject to the terms and conditions as set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee hereby agree as follows:

     1. All capitalized terms used in this Amendment which are not specifically defined in this Amendment but which are defined in the Pledge Agreement shall have the meanings given such terms in the Pledge Agreement.

     2. Article 1 of the Pledge Agreement is hereby amended by adding thereto the following definitions:

     "Brookdale" means Brookdale Living Communities, Inc., a Delaware corporation.

     "Brookdale Common Stock" means shares of common stock, par value $.01 per share, of Brookdale.

     3. The definition of "Market Value" in Article 1 of the Pledge Agreement is hereby amended by adding to the end of said definition the following:

     "With respect to Brookdale Common Stock, "Market Value" means, on any date, an amount equal to 90% the Closing Price for the ten consecutive Business Days ending on such date. Determination of the Closing Price for Brookdale Common Stock shall be made in accordance with the definition of Closing Price set forth in Article 1 hereof but, for such purposes, all references to Common Stock shall be deemed to refer to Brookdale Common Stock and the reference to General Partner shall be deemed to refer to Brookdale."

     4. For purposes of subparagraphs (a), (b) and (c) of Section 4.16 of the Pledge Agreement, the Market Value of Brookdale Common Stock pledged hereunder shall be included in the calculation of the Market Value of the Pledged Interests determined in accordance with the provisions hereof.

     5. Pledgor hereby pledges, hypothecates, assigns and transfer to Pledgee, and hereby grants to Pledgee a continuing lien and security interest in 90,035 shares of Brookdale Common Stock (the "Pledged Brookdale Common Stock"), subject to Section 4.16 of the Pledge Agreement. Pledgor and Pledgee agree that said Pledged Brookdale Common Stock shall constitute "Pledged Interests" included in the "Collateral" for purposes of the Pledge Agreement. Nothing contained in this Amendment shall be construed to require Pledgee to accept future pledges of Brookdale Common Stock to satisfy Pledgor's obligations under Section 4.16(a) of the Pledge Agreement.

     6. Pledgor represents and warrants to Pledgee that, as of the date hereof, Pledgor is the sole record, legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign), the Pledged Brookdale Common Stock pledged hereunder, free and clear of all liens, security interests, options or other charges or encumbrances. Pledgor hereby reiterates and incorporates herein by this reference the representations and warranties set forth in Paragraphs 1, 2, 3 and 4 of Section B of Schedule 1 to Exhibit B to the Pledge Agreement. Contemporaneously with the execution and delivery of this Amendment, Pledgor has delivered to Pledgee the certificates evidencing the Pledged Brookdale Common Stock, accompanied by assignments separate from certificate, duly endorsed in blank for transfer, with signature guaranty, which is effective to create a valid, perfected, continuing and enforceable security interest in the "Pledged Brookdale Common Stock" and all proceeds thereof, securing the Secured Obligations.

     7. Subparagraph (a) of Section 4.16 of the Pledge Agreement is hereby amended by adding a new sentence at the end of said subparagraph (a) to read as follows:

          "Pledgor shall cause each additional pledge and delivery required of it under this subparagraph (a) to be completed no later than twenty (20) Business Days after the tenth (10th) Business Day following the later of (i) the release by the General Partner or (ii) the release by Brookdale of its earnings for the applicable calendar quarter."

     8. Subparagraph (c) of Section 4.16 of the Pledge Agreement is amended by deleting the words "and certified as such by the Chief Financial Officer of General Partner, or another officer of General Partner reasonably acceptable to Pledgee, of the Market Value of the Pledged Interests (including the adjustment contemplated by subparagraph (d) below, if applicable)" in the fifth, sixth, seventh and eighth lines of said subparagraph and replacing such words with the words "and certified as such by the President or Chief Financial Officer of the Pledgor, or by another officer of Pledgor reasonably acceptable to Pledgee, of the Market Value of the Pledged Interests".

     9. Exhibit A to the Pledge Agreement is hereby amended by adding to the description of Pledged Interests 90,035 shares of Brookdale Common Stock.

     10. All references in the Pledge Agreement to "this Pledge and Security Agreement" and any and all references in the Loan Documents to the "Pledge Agreement" shall mean the Pledge Agreement, as amended by this Amendment.

     11. Pledgor hereby ratifies and confirms the Guaranty and the Pledge Agreement and agrees that the same shall remain in full force and effect except as heretofore amended and except as amended by this Amendment.

     12. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.

                                 PRIME GROUP II, L.P., an Illinois
                                 limited partnership

                                 By:  PGLP, Inc., an Illinois corporation,
                                      general partner



                                      By:  /s/ Michael W. Reschke
                                           -------------------------------------
                                      Its: President
                                           -------------------------------------

                                 KEMPER INVESTORS LIFE INSURANCE
                                 COMPANY, an Illinois insurance corporation


                                 By: /s/ Kemper Investors Life Insurance Company
                                     -------------------------------------------
                                 Its: Authorized Signatory

                                 By: /s/ Kemper Investors Life Insurance Company
                                     -------------------------------------------
                                 Its: Authorized Signatory

                                ACKNOWLEDGMENT

     Prime Retail, L.P., a Delaware limited partnership (the "Partnership"), and Prime Retail, Inc., a Maryland corporation (the "General Partner"), hereby acknowledge receipt of a copy of the foregoing Eighth Amendment to Pledge and Security Agreement [Lake Travis] (the "Eighth Amendment"). Notwithstanding anything in the By-laws of the General Partner to the contrary, the Partnership and the General Partner further acknowledge and agree that the Acknowledgment and Consent, dated March 22, 1994, entered into by the undersigned with respect to the Pledge and Security Agreement [Lake Travis], dated March 22, 1994, as amended, between Prime Group II, L.P., as Pledgor, and Kemper Investors Life Insurance Company, as Pledgee, is hereby ratified and confirmed and shall remain in full force and effect except as heretofore amended and except as amended by the terms and provisions of the Eighth Amendment.

Date: December 31, 1998      PRIME RETAIL, L.P.,  a Delaware limited partnership

                                    By:  Prime Retail, Inc., a Maryland
                                    corporation

                                         By:  /s/ Michael W. Reschke
                                              --------------------------
                                         Title: Chairman of the Board
                                                ------------------------

                             PRIME RETAIL, INC., a Maryland corporation

                                         By:  /s/ Michael W. Reschke
                                              --------------------------
                                         Title: Chairman of the Board
                                                ------------------------
                                       5